SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GENERAL HOUSEWARES

          GAMCO INVESTORS, INC.
                                 9/09/99            1,500-           27.6250
                                 9/07/99            5,000-           27.3575
                                 8/30/99           10,000-           27.5000
                                 8/26/99            5,000-           27.5000
                                 8/25/99            5,000-           27.5000
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 8/27/99            5,000-           27.4491
               THE GABELLI CAPITAL ASSET FUND
                                 8/25/99            5,000-           27.4491
               THE GABELLI ABC FUND
                                 9/08/99            4,000-           27.4491
                                 8/26/99            2,000-           27.4491






















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.